Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
As adopted Pursuant to Section 906 of the
Sarbanes — Oxley Act of 2002
In connection with the Annual Report of Championship Liquidating Trust (the “Trust”), on Form 10-K for the period ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report), the undersigned, the Administrative Trustee, hereby certifies pursuant to 18 U.S. C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
(1) the Report of the Trust filed today fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the net assets in liquidation and changes in net assets in liquidation of the Trust.

/s/Thomas L. Carter
Thomas L. Carter Administrative Trustee March 27, 2007